[Sutherland, Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in
Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A for IDEX Series Fund (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                  SUTHERLAND, ASBILL & BRENNAN LLP



                                  By:      /s/   Kimberly J. Smith
                                           Kimberly J. Smith



Washington, D.C.
February 27, 1998